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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17721, 333-72339, 333-72953, 333-58456 and
333-91212) of our report dated February 7, 2003 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 28, 2003